SECURITIES AND EXCHANGE COMMISSION
                WASHINGTON, DC 20549
              _______________________

                      FORM 8-K


      Pursuant to Section 13 or 15 (d) of the
          Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported)
                 September 22, 1997



               AMTRUST CAPITAL CORP.
     __________________________________________
(Exact name of registrant as specified in its charter)


DELAWARE                               0-25485             35-1940250
_____________________________________________________________________________
(State or other jurisdiction     (Commission File No.)  (IRS Employer ID No.)
 of incorporation)

20 W. Fifth Street, Peru, Indiana                      46970
_____________________________________________________________
(Address of principal executive offices)           (Zip code)

Registrant's telephone number, including area code: (765) 472-1991


                        N/A
_____________________________________________________________
(Former name or former address, if changed since last report)


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Item 5.  Other Events

     On September 22, 1997, the Registrant issued the attached two press releases.

Item 7.  Financial Statements and Exhibits

     (a)   Exhibits

          99.  Press Releases, dated September 22, 1997

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                              AMTRUST CAPITAL CORP.



Date:    September 22, 1997   /s/ Jami L. Cornish
                              ______________________________
                              Jami L. Cornish, Treasurer and
                              Chief Financial Officer

EXHIBIT 99

               AMTRUST CAPITAL CORP.
20 West 5th Street, P.O. Box 105, Peru, Indiana, 46970, (765) 472-1991

AMTRUST NEWS RELEASE

FOR IMMEDIATE RELEASE
Date: September 22, 1997

FOR MORE INFORMATION CONTACT:
Bruce M. Borst, President and Chief Executive Officer
(765) 472-1991

               AMTRUST CAPITAL CORP.
          DECLARES FOURTH QUARTER EARNINGS

PERU, INDIANA--AmTrust Capital Corp., the parent corporation of AmericanTrust Federal Savings Bank ("AmericanTrust"), reported earnings of
$87 thousand for the quarter ending June 30, 1997 as compared to $165 thousand for the same quarter ending June 30, 1996. Earnings for the twelve months ended June 30, 1997 were $134 thousand as compared to $333 thousand for the same period last year. The decrease was primarily the result of a one time FDIC special assessment to recapitalize the SAIF of $170 thousand, net of tax. Absent the one-time special assessment, net income for the year would have been $304 thousand. Total assets increased $353 thousand to $72.2 million for the twelve months ended June 30, 1997 as compared to $71.9 at June 30, 1996. Earnings per share for the three month period ending June 30, 1997 were $0.18 as compared to $0.31 for the same period in 1996. Earnings per share for the twelve month period ending June 30, 1997 was $0.27 as compared to $0.63 for the same period in 1996.

AmericanTrust Federal Savings Bank, a subsidiary of AmTrust Capital Corp., is based in Peru Indiana with a branch in Kokomo Indiana. The Indiana Financial Service Corporation ("IFSCO") is a wholly owned subsidiary of AmericanTrust.



               AMTRUST CAPITAL CORP.
20 West 5th Street, P.O. Box 105, Peru, Indiana, 46970, (765) 472-1991

AMTRUST NEWS RELEASE

FOR IMMEDIATE RELEASE
Date: September 22, 1997

FOR MORE INFORMATION CONTACT:
Bruce M. Borst, President and Chief Executive Officer
(765) 472-1991

               AMTRUST CAPITAL CORP.
        DECLARES BRANCH REAL ESTATE PURCHASE

PERU, INDIANA--AmTrust Capital Corp., the parent corporation of AmericanTrust Federal Savings Bank ("AmericanTrust"), announced on
September 22, 1997 that it has signed a purchase agreement with Key Bank to acquire the former Key Bank branch facility located at 2135 North Washington Street in Kokomo Indiana. The purchase involves real estate only and not deposits or loans. AmericanTrust intends to close on the transaction within forty five days and open a full service branch as soon as renovations are complete. President and CEO Bruce M. Borst stated "We view the purchase of the branch facility as an important strategic location for our expansion in Howard County. This will be an excellent opportunity to offer our existing customers the additional convenience of a new location as well as a chance to market our banking services to the North side. It will be a perfect compliment to our Howard and Miami county operations."

AmericanTrust Federal Savings Bank serves communities located in Howard and Miami Counties, Indiana through its main office, one branch office and a limited service branch.

AmTrust Capital Corp., had $72.0 million in assets and $7.4 million in stockholders' equity as of June 30, 1997. The corporation's stock is traded on the Nasdaq Small-Cap System under the symbol "ATSB".